Exhibit (h)(1)(k)

TCW FUNDS, INC.

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT effective as of October 31, 2014, to the Transfer Agent Servicing Agreement, dated as of September 7, 2005, as amended July 19, 2006, May 30, 2007, June 6, 2007, October 27, 2008, October 11, 2011, March 19., 2012, October 12, 2012 and April 20, 2013 (the “Transfer Agent Agreement”), is entered into by and between TCW FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees and the length of the Transfer Agent Agreement, and to list the current funds; and

WHEREAS, Section 11 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The Transfer Agent Agreement will continue in effect for a period of two (2) years from the effective date of this Amendment. Subsequent to the two year period, this Transfer Agent Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

Amended Exhibit A of the Transfer Agent Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit C of the Transfer Agent Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TCW FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ David S. DeVito	By:	/s/ Ian Martin
Printed Name: David S. DeVito		Printed Name: Ian Martin
Title: President		Title: Executive Vice President

10/31/2014	1

Amended Exhibit A to the Transfer Agent Servicing Agreement – TCW Funds, Inc.

Separate Series of TCW Funds, Inc. at October 31, 2014

Name of Series

TCW Concentrated Value Fund

TCW Conservative Allocation Fund

TCW Core Fixed Income Fund

TCW Dividend Focused Fund

TCW Emerging Markets Income Fund

TCW Emerging Markets Local Currency Income Fund

TCW Emerging Markets Multi-Asset Opportunities Fund

TCW Enhanced Commodity Strategy Fund

TCW Global Bond Fund

TCW Global Real Estate Fund (Effective 11/28/2014)

TCW Growth Equities Fund

TCW High Dividend Equities Fund (Effective 11/28/2014)

TCW High Yield Bond Fund

TCW International Growth Fund

TCW International Small Cap Fund

TCW Relative Value Large Cap Fund

TCW Select Equities Fund

TCW Short Term Bond Fund

TCW Small Cap Growth Fund

TCW SMID Cap Growth Fund

TCW Total Return Bond Fund

TCW Value Opportunities Fund

Fidelity Prime Money Market Portfolio*

*	An unaffiliated money market fund

10/31/2014	2

Amended Exhibit C to TCW Funds, Inc.’s Transfer Agent Servicing Agreement – Transfer Agent, Shareholder and Account Services Fee Schedule effective October 31, 2014

Annual Fee Charged Monthly Based Upon Average Net Assets Per Fund

1 basis point on the first $10 billion

.85 basis points on the balance

Services Included in Basis Points are current services performed under Transfer Agent agreement dated September 5, 2007, as amended, ending October 31, 2014 and include the following:

•	Base Fund Fees

•	Open and Closed Account Fees

•	Shareholder Servicing Calls

•	Manual Shareholder Transactions & Correspondence

•	Daily Valuation/ Manual 401k Trade

•	Omnibus transactions

•	Fan Web

•	Fan Mail

•	Vision

•	Cost Basis Reporting

•	VPN or T1 Connection

•	Report Source / Fund Source

•	Short-Term Trader Reporting

•	Excessive Trader

•	12b-1 Aging

•	Same Day Cash

Out-Of-Pocket Expenses Covered by Basis Points.

Including but not limited to toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and calls, excess history, and FATCA .

Additional Services

Services added after October 31, 2014 will be at the then current USBFS fee schedule rates.

Chief Compliance Officer Support Fee (Fund Complex)

•	$3,000 /year

Fees are calculated pro rata and billed monthly.

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